Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 5, 2019, by and between Cerecor, Inc., a Delaware corporation (“Cerecor”), Aevi Genomic Medicine, Inc., a Delaware corporation (“Aevi”), and the undersigned holders (each a “Holder” and collectively the “Holders”). Cerecor, Aevi and the Holders are sometimes referred to herein collectively as the “Parties” and individually as a “Party.” For the purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms as set forth in the Merger Agreement.

RECITALS:

A.       WHEREAS, the number of shares of Common Stock and/or Options, as applicable, of Aevi, owned of record and beneficially by each of the Holders is set forth opposite their names on Schedule A hereto (collectively referred to herein as the “Subject Securities”).

B.       WHEREAS, on the date hereof, Cerecor and Aevi, among others, have entered into an Agreement and Plan of Merger (the “Merger Agreement”).

C.       WHEREAS, after the effective time, a Holder might acquire additional shares of Common Stock and/or Options, as applicable, of Aevi (any such securities so acquired, the “Acquired Securities,” and together with the Subject Securities, the “Securities”)

D.       WHEREAS, as a condition to the willingness of Cerecor and Aevi to enter into the Merger Agreement and as a material inducement and in consideration therefor, each Holder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the promises and the covenants and agreements set forth below, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.        Agreement to Vote Shares. At any meeting of stockholders of Aevi or at any adjournment thereof that may take place between now and Termination Date (the “Agreement Period”), in any action by written consent or in any other circumstances upon which any Holder’s vote, consent or other approval related to the Merger Agreement is sought during the Agreement Period, each Holder shall vote (or cause to be voted), as applicable, all of the Securities that are then entitled to be voted (i) in favor of the Merger Agreement and the proposed transactions set forth in the Merger Agreement and (ii) against any proposal, amendment, matter or agreement that would in any manner impede, frustrate, prevent or nullify the Merger Agreement. Each Holder agrees that the Securities that are entitled to be voted shall be voted (or caused to be voted) as set forth in the preceding sentences if each Holder’s vote, consent or other approval is sought and at any time or at multiple times during the term of this Agreement.

2.        Lock-up of Subject Securities. During the period beginning from the date hereof and continuing until the earlier of (a) the expiration of the Agreement Period, or (b) the approval by the Aevi stockholders of the Merger Agreement and the transactions contemplated thereby, each Holder agrees not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly any shares of common stock of Aevi, including the Subject Securities or any Acquired Securities, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the voting power or economic consequences of ownership of the common stock of Aevi (collectively, a “Transfer”), without the prior written consent of both Cerecor and Aevi; provided, however, that this Agreement shall not restrict Transfers, (i) if Holder is an individual, to any members of such Holder’s immediate family, a family trust of such Holder or a charitable institution, (ii) if Holder is an entity, to any corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of such Holder, (iii) in connection with the “net” or “cashless” exercise or settlement of any warrants, stock options, restricted stock units or other equity awards (including any transfer for the payment of taxes due as a result of such vesting or exercise whether by means of a “net settlement” or otherwise) or conversion of any convertible notes pursuant to any outstanding securities, only if in each case prior to the effectiveness of the Transfer, the permitted transferee of such shares of common stock of Aevi agrees in writing to be bound by the terms hereof (or an agreement that is substantively identical to this Agreement).

3.        Opportunity to Review. Each Holder acknowledges receipt of the Merger Agreement and represents that he, she, or it has had (i) the opportunity to review, and has read, reviewed and understands, the terms and conditions of the Merger Agreement and this Agreement, and (ii) the opportunity to review and discuss the Merger Agreement and this Agreement with his, her or its own advisors and legal counsel.

4.        Representations and Warranties of Holder. Each Holder hereby represents and warrants as follows:

(a)           Such Holder (i) is the record and beneficial owner of its Subject Securities, free and clear of any liens, adverse claims, charges or other encumbrances of any nature whatsoever (other than pursuant to (x) restrictions on transfer under applicable securities laws, or (y) this Agreement), and (ii) does not beneficially own any securities of Aevi (including options, warrants or convertible securities) other than the Subject Securities and that certain Secured Convertible Promissory Note, dated as of March 29, 2019, as amended to date, between Aevi and The Children’s Hospital of Philadelphia.

(b)           Such Holder has the sole right to transfer, to vote (or cause to vote) and to direct (or cause to direct) the voting of the Subject Securities, and none of the Subject Securities are subject to any voting trust or other agreement, arrangement or restriction with respect to the transfer or the voting of the Subject Securities (other than restrictions on transfer under applicable securities laws), except as set forth in this Agreement.

(c)            Such Holder, if it is an entity, has all requisite power and authority or, if such Holder is an individual, has the legal capacity, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(d)           This Agreement has been duly executed and delivered by such Holder and constitutes a valid and binding obligation of such Holder and, assuming due authorization, execution and delivery by the other Parties hereto, is enforceable against such Holder in accordance with its terms.

(e)           There is no Action pending or, to the knowledge of such Holder, threatened in writing against such Holder at law or equity before or by any Governmental Entity that could reasonably be expected to impair or materially delay the performance by such Holder of its obligations under this Agreement or otherwise adversely impact such Holder’s ability to perform its obligations hereunder.

5.        Termination. This Agreement shall terminate automatically upon the approval of the Merger Agreement by Aevi’s stockholders; provided, however, that this Agreement will also terminate (such date, the “Termination Date”) if Cerecor or Aevi has (i) terminated the Merger Agreement in accordance with its terms prior to approval of the Merger Agreement by Aevi’s stockholders or (ii) made any modification, waiver or amendment to the Merger Agreement (including the form of CVR Agreement attached thereto) in a manner that reduces the amount or changes the form of consideration payable thereunder to any Holder. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the Parties, and all rights and obligations of each Party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any Party hereto from any liability for any willful and material breach of any provision of this Agreement prior to such termination, and this Section 5 shall survive any such termination.

6.        Further Covenants and Assurances. During the term of this Agreement, each Holder hereby, to the extent permitted by Laws, waives and agrees not to exercise any dissenters’ or appraisal rights, or other similar rights, with respect to any Subject Securities which may arise in connection with the transactions contemplated by the Merger Agreement, nor to bring any claim or join any lawsuit against Aevi, Cerecor or their respective affiliates with respect to the Merger Agreement or the transactions contemplated thereby. During the term of this Agreement, each Holder shall deliver a written certificate to Aevi and Cerecor if he, she, or it acquires any Acquired Securities, which certificate will (i) state the number of Acquired Securities so acquired, and (ii) certify that the terms of this Agreement apply in all respects to the Acquired Securities.

7.        Successors, Assigns and Transferees Bound. Without limiting Section 1 hereof in any way, each Holder agrees that this Agreement and the obligations hereunder shall attach to the Subject Securities from the date hereof through the termination of this Agreement and shall, to the extent permitted by applicable Laws, be binding upon any Person to which legal or beneficial ownership of the Subject Securities shall pass, whether by operation of law or otherwise, including such Holder’s heirs, guardians, administrators or successors, and each Holder further agrees to take all reasonable actions necessary to effectuate the foregoing.

8.        Capacity as a Holder. Each Holder is signing this Agreement in such Holder’s capacity as an owner of such Holder’s Subject Securities, and nothing in this Agreement shall prohibit, prevent or preclude such Holder or its Representatives from taking or not taking any action in its capacity as an officer or director of Aevi.

9.        Remedies. Each Holder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause Cerecor and Aevi irreparable harm. Accordingly, each Holder agrees that in the event of any breach or threatened breach of this Agreement, Cerecor and Aevi, in addition to any other remedies at law or in equity each may have, shall be entitled to seek immediate equitable relief, including injunctive relief and specific performance, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

10.     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or if sent by United States certified mail, return receipt requested, postage prepaid, shall be deemed duly given on delivery by United States Postal Service, or if sent by e-mail or receipted overnight courier services shall be deemed duly given on the Business Day received if received prior to 5:00 p.m. local time or on the following Business Day if received after 5:00 p.m. local time or on a non-Business Day, addressed to the respective Parties as follows:

(i)	if to Cerecor, to:

Cerecor, Inc.

540 Gaither Road, Suite 400

Baltimore, MD 20850

Attention: Joseph Miller

Email: jmiller@cerecor.com

with a required copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: Don Reynolds

Email: dreynolds@wyrick.com

(ii)	if to Aevi, to:

Aevi Genomic Medicine, Inc.

435 Devon Park Drive, Suite 715
Wayne, PA 19087

Attention: Michael F. Cola

Email: mike.cola@aevigenomics.com

with a required copy (which shall not constitute notice) to:

Pepper Hamilton LLP

3000 Two Logan Square

Philadelphia, PA 19103

Attention: Brian M. Katz

E-mail: katzb@pepperlaw.com

(iii)	if to a Holder, to the address set forth on the Holder’s signature pages hereto, with a required copy (which shall not constitute notice) to:

Cooley LLP

55 Hudson Yards

New York, NY 10001

Attention: Josh Kaufman and Jeffrey P. Libson

E-Mail: josh.kaufman@cooley.com

jlibson@cooley.com

11.      Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, each Party hereby waives any provision of Law that renders any such provision prohibited or unenforceable in any respect.

12.      Entire Agreement/Amendment. This Agreement (including the provisions of the Merger Agreement referenced herein) represent the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed and delivered by the Parties hereto.

13.      No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Cerecor any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to each applicable Holder, and Cerecor shall not have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of Aevi or exercise any power or authority to direct such Holder in the voting of any of the Subject Securities, except as otherwise provided herein.

14.      Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the internal Laws of the State of Delaware without reference to its choice of law rules. Each Party agrees that any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in the Court of Chancery of the State of Delaware or any federal court of competent jurisdiction in the State of Delaware. Each of the Parties consents to service of process in any such proceeding in any manner permitted by the Laws of the State of Delaware, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10 of this Agreement is reasonably calculated to give actual notice. Each Party waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in such courts, any claim that such Party is not subject personally to the jurisdiction of such courts, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such courts. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

15.      Counterparts. This Agreement may be executed by delivery of electronic signatures and in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

[SIGNATURE PAGES FOLLOW]

In Witness Whereof, the Parties have caused this Agreement to be executed as of the date first above written.

CERECOR, Inc.

By:
Name:
Title:

Aevi Genomic Medicine, Inc.

By:
Name:
Title:

[Signature Page to Voting Agreement]

The Children’s Hospital of Philadelphia Foundation

By:
Name:
Title:

Address:

Email:

[Signature Page to Voting Agreement]

Sol J. Barer

Address:

Email:

[Signature Page to Voting Agreement]

Eugene A. Bauer

Address:

Email:

[Signature Page to Voting Agreement]

Alastair Clemow

Address:

Email:

[Signature Page to Voting Agreement]

Michael F. Cola

Address:

Email:

[Signature Page to Voting Agreement]

Barbara G. Duncan

Address:

Email:

[Signature Page to Voting Agreement]

Joseph J. Grano, Jr.

Address:

Email:

[Signature Page to Voting Agreement]

Garry A. Neil

Address:

Email:

[Signature Page to Voting Agreement]

Michael H. McInaw

Address:

Email:

[Signature Page to Voting Agreement]

SCHEDULE A

Name	Common Stock	Options
The Children’s Hospital of Philadelphia Foundation	18,424,036	90,000
Sol J. Barer*	4,098,752	1,170,000
Eugene A. Bauer	165,715	188,571
Alastair Clemow	57,536	230,714
Michael F. Cola*	218,483	2,754,582
Barbara G. Duncan	59,524	130,000
Joseph J. Grano, Jr.	174,847	125,000
Garry A. Neil*	114,774	1,765,644
Michael H. McInaw	16,107	29,416

* On the date hereof, Drs. Barer and Neil and Mr. Cola entered into an agreement pursuant to which Dr. Barer sold all of his shares of Aevi Common Stock to Dr. Neil and Mr. Cola resulting in Dr. Barer owning no shares, Mr. Cola owning 2,267,859 shares and Dr. Neil owning 2,164,150 shares of Aevi Common Stock.